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                                                                    EXHIBIT 23-A

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 26, 2000 relating to the financial statements and financial statement schedule, which appears in Veritas DGC Inc.'s Annual Report on Form 10-K for the year ended July 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                            PricewaterhouseCoopers LLP

Houston, TX
January 18, 2001